Exhibit 99.1

NEWS BULLETIN	AAON, Inc.
2425 South Yukon Ave. • Tulsa, OK 74107-2728
• Ph: (918) 583-2266 • Fax: (918) 583-6094 •
•http://www.aaon.com•
For Further Information:
FOR IMMEDIATE RELEASE May 5, 2014	Jerry R. Levine • Phone: (914) 244-0292 • Fax: (914) 244-0295
Email: jrladvisor@yahoo.com

AAON REPORTS RECORD SALES AND EARNINGS
AND 30% INCREASE IN DIVIDENDS

TULSA, OK, May 5, 2014 - AAON, Inc. (NASDAQ-AAON), today announced its operating results for the three months ended March 31, 2014. Sales in the first quarter were $76.4 million, up 14.3% from $66.8 million in 2013. Net income was $9.8 million, up 37.6% from $7.1 million in the same period a year ago. Earnings per diluted share in the first quarter of 2014 were $0.26, up 36.8% from $0.19 for the same period the previous year, based upon 37.1 million and 37.0 million shares outstanding at March 31, 2014 and 2013, respectively. All per share earnings and shares reflect the 3-for-2 stock split effective July 2, 2013.

Both sales and earnings in 2014 were all-time records for any first quarter in the history of AAON.

Further, it should be noted that income before taxes in 2014 was $14.3 million, up 71.0% from $8.3 million in the same period a year ago. The effective tax rates on these earnings were 31.3% and 14.6% in the first quarters of 2014 and 2013, respectively. Both such tax rates are abnormally low due to a change in method of accounting for state investment credits in 2014 and several retroactive Federal tax credits along with a change in estimated taxes in 2013. However, the differential in these tax rates greatly distorts the comparison of net income for the first quarters of 2014 and 2013. The current estimated 2014 effective tax rate is 34.0%.

Norman H. Asbjornson, President and CEO, stated, “The first quarter of 2014 gains in sales and income from operations primarily reflect increases in market share, volume and prices, in addition to a decline in cost of materials, with gross profit as a percent of sales increasing from 22.9% to 28.6%. SG&A expenses as a percent of sales decreased from 10.4% to 10.0%.”

Mr. Asbjornson continued, “The Company's balance sheet at March 31, 2014, was very strong, showing a current ratio of 3.3:1 (including cash and short-term investments totaling $51.6 million) and we remained debt free. However, our backlog decreased from a record high of $71.7 million at March 31, 2013 (which included an influx of orders in advance of a scheduled price increase), to $51.7 million at March 31, 2014 (which was not affected by any additional price increase)."

Mr. Asbjornson then said, "Based on the first quarter results and other relevant factors, we expect 2014 to produce higher sales and earnings than 2013."

Mr. Asbjornson next reported that, "Taking into account the Company's sustained period of profitability and mounting liquidity position, the Board of Directors of AAON has approved a 30% increase in its semi-annual cash dividend from $0.10 per share to $0.13 per share, starting with the next dividend payable on July 1, 2014, to stockholders of record on June 12, 2014."

The Company will host a conference call today at 4:15 P.M. Eastern Time to discuss the first quarter results. To participate, call 1-866-544-4631; or, for rebroadcast, call 1-866-245-6755 (code 845795).

AAON, Inc. is a manufacturer of air conditioning and heating equipment consisting of rooftop units, chillers, outdoor mechanical rooms, air handling units, makeup air units, energy recovery units, condensing units, commercial self-contained units and coils. Its products serve the new construction and replacement markets. The Company has successfully gained market share through its “semi-custom” product lines, which offer the customer value, quality, function, serviceability and efficiency.

Certain statements in this news release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements.

AAON, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)
	Three Months Ended March 31,
	2014	2013
	(in thousands, except share and per share data)
Net sales	$76,367	$66,833
Cost of sales	54,521	51,521
Gross profit	21,846	15,312
Selling, general and administrative expenses	7,629	6,967
(Gain) loss on disposal of assets	(24)	7
Income from operations	14,241	8,338
Interest income	69	34
Other expense, net	(21)	(16)
Income before taxes	14,289	8,356
Income tax provision	4,467	1,216
Net income	$9,822	$7,140
Earnings per share:
Basic*	$0.27	$0.19
Diluted*	$0.26	$0.19
Cash dividends declared per common share*:	$—	$—
Weighted average shares outstanding:
Basic*	36,694,554	36,760,632
Diluted*	37,075,460	36,962,144
 *Reflects three-for-two stock split effective July 2, 2013

AAON, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)
	March 31, 2014	December 31, 2013
Assets	(in thousands, except share and per share data)
Current assets:
Cash and cash equivalents	$19,670	$12,085
Certificates of deposit	9,105	8,110
Investments held to maturity at amortized cost	22,808	16,040
Accounts receivable, net	45,704	39,063
Income tax receivable	—	1,073
Note receivable	29	29
Inventories, net	34,891	32,140
Prepaid expenses and other	701	304
Deferred tax assets	5,488	4,779
Total current assets	138,396	113,623
Property, plant and equipment:
Land	2,233	1,417
Buildings	62,744	61,821
Machinery and equipment	120,942	119,439
Furniture and fixtures	9,934	9,748
Total property, plant and equipment	195,853	192,425
Less: Accumulated depreciation	107,678	105,142
Property, plant and equipment, net	88,175	87,283
Certificates of deposit	240	2,638
Investments held to maturity at amortized cost	1,027	10,981
Note receivable	881	919
Total assets	$228,719	$215,444

Liabilities and Stockholders' Equity
Current liabilities:
Revolving credit facility	$—	$—
Accounts payable	11,307	7,779
Accrued liabilities	30,643	28,550
Total current liabilities	41,950	36,329
Deferred revenue	735	585
Deferred tax liabilities	13,979	14,424
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.004 par value, 50,000,000 shares authorized,	147	147
36,652,276 and 36,711,354 issued and outstanding at March 31, 2014 and December 31, 2013, respectively
Additional paid-in capital	—	—
Retained earnings	171,908	163,959
Total stockholders' equity	172,055	164,106
Total liabilities and stockholders' equity	$228,719	$215,444

AAON, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended March 31,
	2014	2013
Operating Activities	(in thousands)
Net income	$9,822	$7,140
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,808	3,191
Amortization of bond premiums	216	127
Provision for losses on accounts receivable, net of adjustments	(130)	269
Provision for excess and obsolete inventories, net	4	169
Share-based compensation	412	392
Excess tax benefits from stock options exercised and restricted stock awards vested	(356)	(109)
(Gain) loss on disposition of assets	(24)	7
Foreign currency transaction gain	31	19
Interest income on note receivable	(10)	(10)
Deferred income taxes	(1,154)	(1,205)
Changes in assets and liabilities:
Accounts receivable	(6,511)	5,046
Income tax receivable	1,429	(172)
Inventories	(2,755)	(1,541)
Prepaid expenses and other	(397)	(99)
Accounts payable	3,441	(1,838)
Deferred revenue	204	—
Accrued liabilities	2,039	(2,895)
Net cash provided by operating activities	9,069	8,491
Investing Activities
Capital expenditures	(3,616)	(997)
Proceeds from sale of property, plant and equipment	27	—
Investment in certificates of deposits	—	(238)
Maturities of certificates of deposits	1,403	720
Purchases of investments held to maturity	—	(1,396)
Maturities of investments	2,717	610
Proceeds from called investment	253	—
Principal payments from note receivable	17	20
Net cash provided by (used in) investing activities	801	(1,281)
Financing Activities
Borrowings under revolving credit facility	—	1,955
Payments under revolving credit facility	—	(1,955)
Stock options exercised	340	354
Excess tax benefits from stock options exercised and restricted stock awards vested	356	109
Repurchase of stock	(2,981)	(1,115)
Net cash used in financing activities	(2,285)	(652)
Net increase in cash and cash equivalents	7,585	6,558
Cash and cash equivalents, beginning of period	12,085	3,159
Cash and cash equivalents, end of period	$19,670	$9,717

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